ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.
©2019 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended December 31, 2018

2

Company Profile

Low-latency, secure and reliable on-premises access to Amazon, Microsoft, Google, Alibaba Cloud, Oracle and IBM from all eight key North American Markets via inter-site connectivity and a robust set of network service providers.

SILICON VALLEY
SV1 SV2 SV3
SV4 SV5 SV6
SV7 SV8*
LOS ANGELES
LA1 LA2 LA3* LA4
DENVER
HQ DE1 DE2
CHICAGO
CH1 CH2*
BOSTON
BO1
NEW YORK
NY1 NY2
N VIRGINIA/DC
VA1 VA2 VA3*
DC1 DC2
MIAMI
MI1
*Under construction / pre-construction

ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.

CONNECTIVITY TO NETWORKS AND CLOUDS		LOW LATENCY, EDGE MARKETS, GLOBAL REACH

Connecting to cloud and network providers within the same data center can save thousands of dollars a month in networking and data egress fees while reducing latency.		The closer a business is to end users, the easier it is to provide a better experience.
		•	22 (and growing) operating data centers in eight major metros that provide access to 75% of US businesses within 5 milliseconds
•	Optionality to connect to 775+ cloud, IT and network service providers as business needs evolve
•	27,000+ interconnections	•	National footprint with international cloud and data center partnerships for multi-market requirements
•	Peering and cloud exchanges
•	Direct connections to Amazon, Alibaba, Microsoft, Google Oracle and IBM cloud services	•	Subsea cables for international reach

HIGH GROWTH, HIGH-DENSITY SOLUTIONS		THE BEST CUSTOMER EXPERIENCE

Cloud connectivity is important, and so is the ability for a data center to grow as business evolves		Products mean nothing without a 450+ dedicated team to ensure that everything runs smoothly and needs are met no matter the time of day for our 1,350+ customers
•	The ability to cost-effectively scale from a single cabinet to a large-scale deployment
		•	Consistently ranked above industry average for customer satisfaction
•	Data center campuses that connect our downtown carrier hotels to scalable infrastructure via short, high-count dark fiber
		•	Dedicated move-in and service representatives, and in-house 24/7 data center operations personnel
•	Flexible and high-density solutions in many markets	•	100% uptime Service Level Agreement with six-nines uptime

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

 Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended				Year Ended
	December 31,	September 30,	December 31,	Growth %	December 31,	December 31,	Growth %
Summary of Results	2018	2018	2017	Y/Y	2018	2017	Y/Y
GAAP Financial Measures
Operating revenues	$139,146	$139,180	$125,946	10.5%	$544,392	$481,821	13.0%
Net income	25,898	25,020	27,008	(4.1)	106,763	100,491	6.2
Net income attributable to common shares	19,631	18,600	14,912	31.6	77,922	62,605	24.5
Net income attributable to common shares per share - diluted	$0.54	$0.52	$0.44	22.7	$2.22	$1.84	20.7

REIT Financial Measures
Funds from operations (FFO) to shares and units	$60,751	$59,948	$52,224	16.3%	$243,221	$212,089	14.7%
Funds from operations (FFO) to shares and units, as adjusted(1)	60,751	59,948	56,550	7.4	243,221	216,415	12.4
Adjusted funds from operations (AFFO)	61,169	57,700	43,675	40.1	232,691	183,810	26.6
EBITDAre	71,401	70,737	66,296	7.7	283,912	254,063	11.7
Adjusted EBITDA	74,575	73,792	68,755	8.5	296,118	263,206	12.5
FFO per common share and OP unit - diluted	$1.26	$1.25	$1.09	15.6	$5.06	$4.43	14.2
FFO per common share and OP unit - diluted, as adjusted(1)	$1.26	$1.25	$1.18	6.8	$5.06	$4.52	11.9

(1)

FFO available to shares and units for the three months and year ended December 31, 2017, as adjusted, excludes $4.3 million, or $0.09 per share and unit, of non-cash charge related to the original issuance costs associated with our redeemed preferred stock.

	As of
	December 31,		September 30,		June 30,		March 31,		December 31,
	2018		2018		2018		2018		2017

Dividend Activity
Dividends declared per share and OP unit	$1.10		$1.03		$1.03		$0.98		$0.98
TTM FFO payout ratio	82.1%		82.6%		82.3%		82.6%		81.0%
TTM AFFO payout ratio(1)	85.8%		90.0%		91.0%		93.9%		93.4%

Operating Portfolio Statistics
Operating data center properties	22		21		21		20		20
Stabilized data center NRSF	2,318,220		2,318,220		2,241,335		2,164,778		2,067,257
Stabilized data center NRSF occupied	2,151,747		2,141,455		2,084,852		2,021,268		1,951,491
Stabilized data center % occupied	92.8%		92.4%		93.0%		93.4%		94.4%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per cabinet equivalent	$1,537		$1,513		$1,483		$1,458		$1,446
TKD NRSF % occupied	90.7%		90.1%		89.9%		89.1%		88.7%

Market Capitalization & Net Principal Debt
Total enterprise value	$5,345,711		$6,445,083		$6,388,352		$5,832,403		$6,420,488
Total net principal debt outstanding	$1,133,901		$1,074,194		$1,034,130		$988,421		$939,253

Net Principal Debt to:
Annualized adjusted EBITDA	3.8	x	3.6	x	3.5	x	3.4	x	3.4	x
Enterprise value	21.2%		16.7%		16.2%		16.9%		14.6%

(1)

The TTM AFFO payout ratio included $1.4 million, $10.0 million, $10.3 million, $13.1 million, and $11.9 million as of December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 which has generated a significant return on investment.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

CoreSite Reports Fourth-Quarter 2018 Financial Results

-- Revenue Growth of 13%  for the Year --

DENVER, CO – February 6, 2019

CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the fourth quarter ended December 31, 2018.

Annual Highlights

•	Key Financial Results, compared to 2017 --
o	Operating revenues of $544.4 million, increased 13.0%
o	Net income of $2.22 per diluted common share, increased 20.7%
o	Funds From Operations (“FFO”) of $5.06 per diluted share and unit –
▪	increased 14.2% year over year, or 11.9% excluding 2017 non-cash charge for redeemed preferred stock original issuance costs
o	Dividends declared of $4.14 per share and unit, increased 15.6%

Quarterly Highlights

•	Key Financial Results --
o	Q4 operating revenues of $139.1 million -
▪	increased 10.5% year over year, and was in line sequentially
o	Q4 net income of $0.54 per diluted common share -
▪	increased 22.7% year over year, and 3.8% sequentially
o	Q4 FFO of $1.26 per diluted share and unit -
▪	increased 15.6% year over year, or 6.8% excluding 2017 non-cash charge for redeemed preferred stock original issuance costs and 0.8% sequentially
•	Lease Commencements --
o	Commenced 116 new and expansion leases including -
▪	22,684 net rentable square feet (“NRSF”), representing $4.4 million of annualized GAAP rent at an average rate of $192 per square foot
•	Lease Sales Activity --
o	Signed 115 new and expansion leases including -
▪	16,125 NRSF, representing $4.2 million of annualized GAAP rent at an average rate of $259 per square foot
o	Renewed 303 existing leases including -
▪	125,078 NRSF, representing $22.5 million of annualized GAAP rent, at an average rate of $180 per square foot, including churn of 1.9%, reflecting 3.0% cash rent growth and 7.0% GAAP rent growth

“We delivered solid results in 2018, while expanding our customer ecosystem and building our new capacity pipeline,” said Paul Szurek, CoreSite’s Chief Executive Officer.  “In 2019, our focus is to continue executing on high-value edge and hybrid cloud deployments requiring direct interconnection to networks and cloud on-ramps.  This includes our goals of delivering significant new capacity and translating it into attractive sales growth, acquiring many new customers and continuing to deliver a strong customer experience.”

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended December 31, 2018

Other Financial Results and Liquidity

CoreSite’s $139.1 million of operating revenues for the fourth quarter included $118.3 million of rental, power and related revenue, $18.0 million of interconnection revenue and $2.8 million of office, light-industrial and other revenue.

Net Income was $25.9 million for the fourth quarter and $106.8 million for the year, or $0.54 and $2.22 attributable to each common diluted share, respectively.

The Company’s balance sheet remains strong, with a ratio of net principal debt to fourth quarter annualized adjusted EBITDA of 3.8 times.  As of the end of the fourth quarter, CoreSite had $236.2 million of total liquidity, including $2.6 million of cash and $233.6 million of available capacity on its revolving credit facility.

Sales Activity

For the quarter, the Company continued to perform in the core retail colocation space with solid pricing, ongoing acquisition of new logos and expansion with key strategic customers.  Additionally, the Company achieved strong lease renewals, with churn lower than expected.  Scale colocation leasing for the quarter was impacted by the fact that occupancies were high and therefore capacity was constrained for large blocks of contiguous space in certain markets.  In 2018, the Company made solid progress on construction, and when coupled with its development completion schedule for 2019, believes its new capacity will strengthen its future sales opportunities, including for scale leasing.

“We are entering 2019 with a strong pipeline of construction and development, new logo additions, and an ongoing value proposition that we believe resonates with customers,” said Steven Smith, Chief Revenue Officer.  “These elements, along with our product enhancements, should drive significant new leasing opportunities in 2019.”

Development Activity

CoreSite expects 2019 to be a positive transition year, entering the year with leasable capacity at a low level compared to historical norms, and plans to end 2019 with leasable capacity, plus quickly developable incremental capacity, at the higher levels the Company experienced in previous years.

CoreSite has a strong ongoing development and operational position that includes --

•

the ability to increase its occupied footprint of land and buildings, both owned or leased, by 89%, or about 1.9 million NRSF, including space unoccupied, under construction, pre-construction or held for development, and

•	owning (versus leasing) 92% of its 4.1 million data center NRSF, which supports operational control, expansion and long-term cost management

In 2018, the Company placed into service nearly 172,000 NRSF of new turn-key data center capacity, including completion late in the fourth quarter of its DC2 data center, located in Washington DC, for nearly 25,000 NRSF.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended December 31, 2018

As of December 31, 2018, CoreSite had a total of approximately 271,000 NRSF of turn-key data center capacity under construction, with $166.4 million incurred to date of the $530.2 million of total estimated costs as detailed below.  Included in these numbers are two development projects in the pre-construction phase totaling 118,000 NRSF, with $39.4 million incurred to date of the $250.0 million of estimated total costs.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs
Market	Building	NRSF	Completion	(in millions)	(in millions)
Under Construction:
Los Angeles	LA1	17,238	Q2 2019	$1.6	$13.2
Los Angeles	LA2	28,191	Q2 2019	7.1	21.0
Northern Virginia	VA3, Phase 1B	49,837	Q2 2019	70.8	119.0
San Francisco Bay	SV8, Phase 1	58,000	Q3 2019	47.5	127.0
Pre-Construction:
Chicago	CH2, Phase 1	58,000	2020	10.1	120.0
Los Angeles	LA3, Phase 1	60,000	2020	29.3	130.0
Total		271,266		$166.4	$530.2

Operational Excellence

CoreSite made investments in 2017 and 2018 to drive operational excellence with new technology, talent and staffing upgrades and increased training.

In 2018, CoreSite achieved 99.99999% reliability, or “seven 9s,” exceeding its target of “six 9s.” This achievement positively impacted operating costs and correlated to high satisfaction from some of the Company’s largest customers for its reliability and ease of doing business.

In addition, CoreSite delivered approximately 7% improvement in Power Utilization Efficiency on a same-store basis compared to 2017, enabled by strategic infrastructure investments and an ongoing program of operational efficiency improvements.

Financial Outlook

The Company’s outlook is based on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

The Company’s guidance for 2019 includes --

•	Net income attributed to common share in a range of $2.15 to $2.25, and
•	FFO per common diluted share and unit in the range of $5.21 to $5.31

The difference between net income and FFO represents real estate depreciation and amortization.

For further detail on the Company’s 2019 guidance, including operating revenues, Adjusted EBITDA, depreciation and amortization and capital expenditures, along with guidance drivers, please see page 23 of CoreSite’s Supplemental Information.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Quarter Ended December 31, 2018

Upcoming Conferences and Events

CoreSite’s management will participate in Citi’s 2019 Global Property CEO Conference in Hollywood, Florida on March 4-5.

Conference Call Details

CoreSite will host its fourth quarter 2018 earnings call on Thursday, February 7, 2019, at 12:00 p.m. Eastern Time. The conference call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international). A replay will be available until February 21, 2019, and can be accessed shortly after the call by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13686173.  The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting www.CoreSite.com and clicking on the “Investors” link.  An on-line replay will be available for a limited time immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President of Investor Relations and Corporate Communications

+1 303.405.1012
InvestorRelations@CoreSite.com

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Quarter Ended December 31, 2018

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	December 31,
	2018	2017 (1)
Assets:
Investments in real estate:
Land	$86,955	$97,258
Buildings and improvements	1,730,329	1,561,056
	1,817,284	1,658,314
Less: Accumulated depreciation and amortization	(590,784)	(473,141)
Net investment in operating properties	1,226,500	1,185,173
Construction in progress	265,921	162,903
Net investments in real estate	1,492,421	1,348,076
Operating lease right-of-use assets	190,304	92,984
Cash and cash equivalents	2,599	5,247
Accounts and other receivables, net	18,464	28,875
Lease intangibles, net	6,943	6,314
Goodwill	40,646	40,646
Other assets, net	102,290	103,501
Total assets	$1,853,667	$1,625,643

Liabilities and equity:
Liabilities
Debt, net	$1,130,823	$939,570
Operating lease liabilities	202,699	102,912
Accounts payable and accrued expenses	89,315	77,170
Accrued dividends and distributions	55,679	48,976
Acquired below-market lease contracts, net	2,846	3,504
Unearned revenue, prepaid rent and other liabilities	37,672	34,867
Total liabilities	1,519,034	1,206,999

Stockholders' equity
Common stock, par value $0.01	363	338
Additional paid-in capital	491,314	457,495
Accumulated other comprehensive income (loss)	(2,193)	753
Distributions in excess of net income	(246,929)	(177,566)
Total stockholders' equity	242,555	281,020
Noncontrolling interests	92,078	137,624
Total equity	334,633	418,644
Total liabilities and equity	$1,853,667	$1,625,643

(1)

Adoption of the new lease accounting  standard effective January 1, 2018, required that we adjust the consolidated balance sheet as of December 31, 2017, to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our SEC filings for additional information.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$118,341	$118,590	$106,748	$463,086	$407,680
Interconnection revenue	18,026	17,701	16,255	69,709	62,293
Total data center revenue	136,367	136,291	123,003	532,795	469,973
Office, light-industrial and other revenue	2,779	2,889	2,943	11,597	11,848
Total operating revenues	139,146	139,180	125,946	544,392	481,821

Operating expenses:
Property operating and maintenance	39,487	41,161	34,722	152,357	132,820
Real estate taxes and insurance	4,910	4,699	3,963	19,239	14,913
Depreciation and amortization	36,035	36,264	32,629	141,633	129,251
Sales and marketing	5,394	5,180	4,616	21,023	18,176
General and administrative	10,534	10,074	10,157	40,090	37,548
Rent	7,420	7,329	6,155	27,696	24,125
Transaction costs	—	—	37	75	176
Total operating expenses	103,780	104,707	92,279	402,113	357,009
Operating income	35,366	34,473	33,667	142,279	124,812
Interest expense	(9,448)	(9,433)	(6,635)	(35,526)	(24,147)
Income before income taxes	25,918	25,040	27,032	106,753	100,665
Income tax (expense) benefit	(20)	(20)	(24)	10	(174)
Net income	25,898	25,020	27,008	106,763	100,491
Net income attributable to noncontrolling interests	6,267	6,420	6,099	28,841	25,636
Net income attributable to CoreSite Realty Corporation	19,631	18,600	20,909	77,922	74,855
Preferred stock dividends	—	—	(1,671)	—	(7,924)
Original issuance costs associated with redeemed preferred stock	—	—	(4,326)	—	(4,326)
Net income attributable to common shares	$19,631	$18,600	$14,912	$77,922	$62,605

Net income per share attributable to common shares:
Basic	$0.54	$0.52	$0.44	$2.23	$1.85
Diluted	$0.54	$0.52	$0.44	$2.22	$1.84

Weighted average common shares outstanding:
Basic	36,300	35,512	33,893	34,957	33,793
Diluted	36,486	35,721	34,145	35,137	34,059

(1)

During 2018, the Financial Accounting Standards Board (“FASB”) issued updates to the new lease accounting standard. As a result of the updates we have combined contractual data center rental, power, and tenant reimbursements and other revenue into a single line item as shown below:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Rental revenue	$74,326	$74,321	$68,373	$293,823	$264,134
Power revenue	41,637	40,967	36,528	157,993	134,909
Tenant reimbursement and other	2,378	3,302	1,847	11,270	8,637
Rental, power, and related revenue	$118,341	$118,590	$106,748	$463,086	$407,680

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net income	$25,898	$25,020	$27,008	$106,763	$100,491
Real estate depreciation and amortization	34,853	34,928	31,213	136,458	123,848
FFO	$60,751	$59,948	$58,221	$243,221	$224,339
Preferred stock dividends	—	—	(1,671)	—	(7,924)
Original issuance costs associated with redeemed preferred stock	—	—	(4,326)	—	(4,326)
FFO available to common shareholders and OP unit holders	$60,751	$59,948	$52,224	$243,221	$212,089
Original issuance costs associated with redeemed preferred stock	—	—	4,326	—	4,326
FFO available to common shareholders and OP unit holders, as adjusted(1)	$60,751	$59,948	$56,550	$243,221	$216,415

Weighted average common shares outstanding - diluted	36,486	35,721	34,145	35,137	34,059
Weighted average OP units outstanding - diluted	11,602	12,378	13,836	12,903	13,844
Total weighted average shares and units outstanding - diluted	48,088	48,099	47,981	48,040	47,903

FFO per common share and OP unit - diluted	$1.26	$1.25	$1.09	$5.06	$4.43

FFO per common share and OP unit - diluted, as adjusted(1)	$1.26	$1.25	$1.18	$5.06	$4.52
(1)

The three months  and year ended December 31, 2017, exclude $4.3 million, or $0.09 per share and unit, of non-cash charge related to the original issuance costs associated with our redeemed preferred stock.

Reconciliation of FFO to AFFO

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
FFO available to common shareholders and unit holders	$60,751	$59,948	$52,224	$243,221	$212,089

Adjustments:
Amortization of deferred financing costs	614	637	445	2,370	1,676
Non-cash compensation	3,174	3,052	2,401	12,038	8,946
Non-real estate depreciation	1,182	1,336	1,416	5,175	5,403
Original issuance costs associated with redeemed preferred stock	—	—	4,326	—	4,326
Straight-line rent adjustment	521	61	(677)	(2,482)	(4,411)
Amortization of above and below market leases	(86)	(155)	(170)	(580)	(598)
Recurring capital expenditures(1)	(1,149)	(3,332)	(10,949)	(11,304)	(23,725)
Tenant improvements	(1,155)	(1,422)	(1,466)	(5,470)	(6,764)
Capitalized leasing costs	(2,683)	(2,425)	(3,875)	(10,277)	(13,132)
AFFO available to common shareholders and OP unit holders	$61,169	$57,700	$43,675	$232,691	$183,810

(1)  Recurring capital expenditures include $1.4 million and $11.9 million for the years ended December 31, 2018, and 2017, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 which has generated a significant return on investment.

Reconciliation of Net Income to EBITDAre(1) and Adjusted EBITDA

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net income	$25,898	$25,020	$27,008	$106,763	$100,491
Adjustments:
Interest expense	9,448	9,433	6,635	35,526	24,147
Income taxes	20	20	24	(10)	174
Depreciation and amortization	36,035	36,264	32,629	141,633	129,251
EBITDAre	$71,401	$70,737	$66,296	$283,912	$254,063
Non-cash compensation	3,174	3,052	2,401	12,038	8,946
Transaction costs / litigation	—	3	58	168	197
Adjusted EBITDA	$74,575	$73,792	$68,755	$296,118	$263,206

(1) We have adopted the Nareit definition of EBITDAre, see the appendix for additional information.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total		NRSF	Held for
	Rent		Percent		Percent		Percent	Under / Pre-	Development
Market / Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction(3)	NRSF	Total NRSF

San Francisco Bay
SV1	$6,396	85,932	82.6%	—	—%	85,932	82.6%	—	—	85,932
SV2	8,244	76,676	95.2	—	—	76,676	95.2	—	—	76,676
Santa Clara campus	76,948	615,500	97.3	—	—	615,500	97.3	58,000	117,000	790,500
San Francisco Bay Total	91,588	778,108	95.4	—	—	778,108	95.4	58,000	117,000	953,108

Los Angeles
One Wilshire campus
LA1*	30,550	145,776	97.8	—	—	145,776	97.8	17,238	10,352	173,366
LA2	43,548	356,774	93.5	39,925	11.7	396,699	85.2	28,191	—	424,890
LA3	—	—	—	—	—	—	—	60,000	120,000	180,000
LA4*	1,479	21,850	92.0	—	—	21,850	92.0	—	—	21,850
Los Angeles Total(4)	75,577	524,400	94.6	39,925	11.7	564,325	88.7	105,429	130,352	800,106

Northern Virginia
VA1	27,561	198,632	85.2	3,087	—	201,719	83.9	—	—	201,719
VA2	21,288	188,446	97.4	—	—	188,446	97.4	—	—	188,446
VA3	1,361	52,758	100.0	26,413	6.1	79,171	68.7	—	—	79,171
DC1*	3,153	22,137	74.7	—	—	22,137	74.7	—	—	22,137
DC2*	—	—	—	24,563	—	24,563	—	—	—	24,563
Reston Campus Expansion(5)	—	—	—	—	—	—	—	49,837	811,138	860,975
Northern Virginia Total	53,363	461,973	91.4	54,063	3.0	516,036	82.1	49,837	811,138	1,377,011

New York
NY1*	5,962	48,404	89.9	—	—	48,404	89.9	—	—	48,404
NY2	14,434	101,742	90.6	18,121	—	119,863	76.9	—	116,388	236,251
New York Total	20,396	150,146	90.3	18,121	—	168,267	80.6	—	116,388	284,655

Boston
BO1	19,206	180,057	93.4	13,735	62.3	193,792	91.2	—	59,884	253,676

Chicago
CH1	18,283	178,407	88.3	—	—	178,407	88.3	—	—	178,407
CH2	—	—	—	—	—	—	—	58,000	117,000	175,000
Chicago Total	18,283	178,407	88.3	—	—	178,407	88.3	58,000	117,000	353,407

Denver
DE1*	4,137	9,813	97.2	19,971	32.1	29,784	53.5	—	—	29,784
DE2*	456	5,140	91.9	—	—	5,140	91.9	—	—	5,140
Denver Total	4,593	14,953	95.4	19,971	32.1	34,924	59.2	—	—	34,924

Miami
MI1	1,140	30,176	50.6	—	—	30,176	50.6	—	13,154	43,330
Total Data Center Facilities	$284,146	2,318,220	92.8%	145,815	14.6%	2,464,035	88.2%	271,266	1,364,916	4,100,217

Office & Light-Industrial	8,312	366,824	77.0	—	—	366,824	77.0	—	—	366,824
Reston Office & Light-Industrial(5)	1,822	126,700	100.0	—	—	126,700	100.0	—	(126,700)	—

Total Portfolio	$294,280	2,811,744	91.1%	145,815	14.6%	2,957,559	87.3%	271,266	1,238,216	4,467,041

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $300.7 million as of December 31, 2018, which includes $6.4 million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of December 31, 2018. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	93.7%	16.6%	89.1%
Total Portfolio	92.0%	16.6%	88.3%

(3)

NRSF under construction includes CH2 and LA3 pre-construction projects which are in the design and permitting stage. Construction for these projects will commence upon receipt of the applicable permits.

(4)

On April 20, 2018, we acquired U.S. Colo, a carrier-neutral, network-dense colocation provider, located in Los Angeles, California, for a purchase price of $6.3 million, net of previously accrued legal expense. In connection with the U.S. Colo acquisition, we assumed a leasehold interest of 6,723 NRSF at our existing LA1 facility, which is included as part of the total NRSF at our LA1 operating property. We also assumed a leasehold interest of 21,850 NRSF at a nearby colocation data center facility, which we refer to as LA4. In addition, on June 30, 2018, we expanded our leasehold interest at our LA1 facility by leasing an additional 17,238 NRSF, which is currently being developed into turn-key data center space.

(5)	Included within our Reston Campus Expansion held for development space is 126,700 NRSF which is currently operating as office and light-industrial space.

See Appendix for definitions.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP
	Leasing	Number	Annualized		Total	Annualized		Rental	Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn	Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate	Growth	Growth

New / expansion leases commenced	YTD 2018	517	$32,940	(2)	174,834	$182	(2)
	Q4 2018	116	4,356		22,684	192
	Q3 2018	127	5,869		36,576	160
	Q2 2018	145	6,531		33,938	192
	Q1 2018	129	16,184	(2)	81,636	184	(2)
	Q4 2017	126	8,219		52,221	157

New / expansion leases signed	YTD 2018	514	$27,653	(2)	142,116	$203	(2)
	Q4 2018	115	4,177		16,125	259
	Q3 2018	120	6,057		31,330	193
	Q2 2018	143	10,352	(2)	65,037	178	(2)
	Q1 2018	136	7,067		29,624	239
	Q4 2017	128	7,219		41,521	174

Renewal leases signed	YTD 2018	1,134	$76,512		470,022	$163		7.7%	3.6%	7.5%
	Q4 2018	303	22,464		125,078	180		1.9	3.0	7.0
	Q3 2018	300	16,192		97,682	166		2.5	3.2	5.8
	Q2 2018 (3)	288	17,643		128,386	137		1.3	2.6	5.4
	Q1 2018	243	20,213		118,876	170		1.9	5.6	11.5
	Q4 2017	241	11,156		78,577	142		0.5	3.5	6.2

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

During Q2 2017, we signed a customer lease that commenced in Q1 2018, which included contractual payments to reserve dedicated expansion space. The contractual reservation payments were included within GAAP annualized rent, but were excluded in calculating the GAAP annualized rent per leased NRSF rate. During Q2 2018, the customer exercised its option to expand into the reserved expansion space. The Q2 2018 GAAP annualized rent signed includes only the incremental contractual payments; however, the rent per leased NRSF rate includes the entire GAAP annualized rent amount.

(3)

The previously reported results in the second quarter of 2018 have been modified to correct  a customer renewal at LA1 which occurred during the third quarter of 2018, but was originally reported during the second quarter of 2018.

New / Expansion Leases Signed by Deployment Size by Period

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017
GAAP Annualized Rent ($000)
Core Retail Colocation
< 1,000 NRSF	$2,665	$2,971	$3,912	$2,657	$3,521
1,000 - 5,000 NRSF	1,512	2,117	1,825	1,829	2,053
Total Core Retail Colocation	$4,177	$5,088	$5,737	$4,486	$5,574
Scale Colocation
> 5,000 NRSF	—	969	4,615	2,581	1,645
Total GAAP Annualized Rent	$4,177	$6,057	$10,352	$7,067	$7,219

MRR per Cabinet Equivalent Billed (TKD Same-Store)

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	291,023	9.8%	$—	—%
Unoccupied OLI	—	—	84,338	2.9	—	—
Data center NRSF:
5,000 or less	2,321	91.2	807,872	27.4	133,206	45.3
5,001 - 10,000	40	1.6	260,296	8.8	39,615	13.5
10,001 - 25,000	24	0.9	367,985	12.4	51,313	17.4
Greater than 25,000	6	0.2	250,456	8.5	42,946	14.6
Powered shell	16	0.6	486,403	16.4	17,066	5.8
OLI	139	5.5	409,186	13.8	10,134	3.4
Portfolio Total	2,546	100.0%	2,957,559	100.0%	$294,280	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	291,023	9.8%	$—	—%	$—	$—	$—
Unoccupied OLI	—	84,338	2.9	—	—	—	—	—
2019	1,385	667,314	22.6	97,845	33.3	147	98,258	147
2020	531	386,779	13.1	62,049	21.1	160	64,084	166
2021	314	243,250	8.2	37,068	12.6	152	39,821	164
2022	93	225,100	7.6	28,131	9.6	125	29,995	133
2023	64	204,820	6.9	21,275	7.2	104	28,552	139
2024 - Thereafter	20	445,749	15.1	37,778	12.8	85	45,594	102
OLI (3)	139	409,186	13.8	10,134	3.4	25	10,778	26
Portfolio Total / Weighted Average	2,546	2,957,559	100.0%	$294,280	100.0%	$114	$317,082	$123

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of December 31, 2018, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Leases expiring during 2019 include annualized rent of $11.5 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2019	36,041	$1,143
2020	69,999	1,449
2021	40,481	1,270
2022	69,270	1,218
2023	147,859	4,014
2024 - Thereafter	45,536	1,040
Total OLI	409,186	$10,134

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	32.2%
Los Angeles	26.6
Northern Virginia	18.8
New York	7.2
Boston	6.8
Chicago	6.4
Denver	1.6
Miami	0.4
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	48.7%
Cloud	27.2
Network	24.1
Total	100.0%

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial “OLI”)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Enterprise	Travel / Hospitality	3	90,245	3.0%	$19,045	6.5%	22
2	Cloud	Public Cloud	6	92,628	3.1	18,892	6.4	85
3	Cloud	Public Cloud	11	297,416	10.1	17,125	5.8	71
4	Cloud	Public Cloud	3	118,356	4.0	12,980	4.4	53
5	Enterprise	Digital Content	6	90,435	3.1	9,550	3.3	39
6	Enterprise	SI & MSP	3	62,602	2.1	8,917	3.0	12
7	Network	Global Carrier	6	28,972	1.0	5,403	1.9	6
8	Network	US National Service Provider	17	43,754	1.5	5,371	1.8	17
9	Enterprise	SI & MSP	1	18,124	0.6	4,571	1.6	13
10	Enterprise	Colocation / Reseller	4	34,461	1.2	4,561	1.5	13
	Total / Weighted Average			876,993	29.7%	$106,415	36.2%	44

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of December 31, 2018.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2018.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of December 31, 2018.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Year Ended	Three Months Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2018	2018	2018	2018	2018
Data center expansion(1)	$246,728	$81,749	$60,276	$59,726	$44,977
Non-recurring investments(2)	5,886	862	1,737	1,710	1,577
Tenant improvements	5,470	1,155	1,422	1,456	1,437
Recurring capital expenditures(3)	11,304	1,149	3,332	3,651	3,172
Total capital expenditures	$269,388	$84,915	$66,767	$66,543	$51,163

Repairs and maintenance expense(4)	$14,963	$3,915	$3,853	$4,037	$3,158

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the year ended December 31, 2018, we incurred $4.5 million to acquire a two acre land parcel located in Chicago, Illinois, which we refer to as CH2, and we incurred $6.3 million, net of previously accrued legal expense, to acquire U.S. Colo, a carrier-neutral, network-dense colocation provider, located in Los Angeles, CA.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. Included within recurring capital expenditures for 2018 and 2017 is $13.3 million associated with replacing our chiller plants at LA2 which has generated a significant return on investment, of which $1.4 million and $11.9 million, occurred during the years ended December 31, 2018, and 2017, respectively.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects / Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
DE1	Denver	Q3 2017	4,341	$6,206	$1,430	74.7%	74.5%
BO1	Boston	Q4 2017	13,735	7,000	510	62.3	62.3
VA1	Northern Virginia	Q4 2017	3,087	1,263	409	—	—
LA2	Los Angeles	Q1 2018	39,925	12,122	304	15.9	11.7
VA3 Phase 1A	Northern Virginia	Q1 2018	26,413	24,289	920	10.5	6.1
DE1	Denver	Q2 2018	15,630	7,581	485	20.5	20.3
NY2	New York	Q2 2018	18,121	13,407	740	—	—
DC2	Northern Virginia	Q4 2018	24,563	21,512	876	—	—
Total completed pre-stabilized			145,815	$93,380	$640	16.6%	14.6%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA3 Phase 1A, also includes allocations of capital expenditures related to land and building shell that were incurred at the beginning of the overall project.

(2)	Includes customer leases that have been signed as of December 31, 2018, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Development Summary

Development Completion Timeline

The following chart sets forth the estimated development timeline of megawatts planned to be completed and placed into service in 2019 and 2020:

Development Detail

(in thousands, except NRSF and power data)

	Under Construction and Pre-Construction(1)						Held for Development(1)			Total
			Costs				Estimated			Estimated
	Estimated		Incurred	Estimated	Percent	Power			Power
Projects/Facilities	Completion	NRSF	To- Date	Total	Leased	(MW)	NRSF	Total Cost	(MW)	NRSF	Cost

Data center expansion
BO1	—	—	$—	$—	—%	—	59,884	$32,200	4.5	59,884	$32,200
LA1	Q2 2019	17,238	1,572	13,200	—	1.5	10,352	1,250	0.5	27,590	14,450
LA2	Q2 2019	28,191	7,143	21,000	100.0	3.0	—	—	—	28,191	21,000
MI1	—	—	—	—	—	—	13,154	7,500	1.0	13,154	7,500
NY2 Phase 3-4	—	—	—	—	—	—	69,177	51,000	7.0	69,177	51,000
NY2 Phase 5	—	—	—	—	—	—	47,211	35,000	5.0	47,211	35,000
Total data center expansion		45,429	$8,715	$34,200	62.1%	4.5	199,778	$126,950	18.0	245,207	$161,150

New development
Ground-up construction
SV8 Phase 1	Q3 2019	58,000	$47,506	$127,000	—%	6.0	117,000	$70,000	12.0	175,000	$197,000
VA3
Phase 1B(2)	Q2 2019	49,837	70,775	119,000	—	6.0	—	—	—	49,837	119,000
Phase 1C(2)	—	—	—	—	—	—	49,837	30,000	6.0	49,837	30,000
Future Phases	—	—	—	—	—	—	761,301	810,000	98.0	761,301	810,000
Pre-construction(3)
CH2 Phase 1	2020	58,000	10,056	120,000	—	6.0	117,000	80,000	12.0	175,000	200,000
LA3 Phase 1	2020	60,000	29,334	130,000	—	6.0	120,000	70,000	12.0	180,000	200,000
Total new development		225,837	$157,671	$496,000	—%	24.0	1,165,138	$1,060,000	140.0	1,390,975	$1,556,000

Total development(4)(5)		271,266	$166,386	$530,200	10.4%	28.5	1,364,916	$1,186,950	158.0	1,636,182	$1,717,150

(1)

These estimates are based on our current construction plans and expectations regarding entitlements, and they are subject to change based on current economic conditions, final zoning approvals, and the supply and demand of the market. The estimated NRSF for new development projects is based on the entire building size. NRSF placed into service may change depending on the final construction and utilization of the built space.

(2)

As part of VA3 Phase 1B, we will build the shell of an 80,000 NRSF, 12 megawatt building, and a 77,000 NRSF centralized infrastructure building which will serve the entire VA3 property. Upon completion of VA3 Phase 1B, we will deliver 6 megawatts and 49,837 TKD NRSF. VA3 Phase 1C includes an additional 6 megawatts and 49,837 TKD NRSF and the centralized infrastructure building represents approximately $24 million of the estimated Phase 1B cost. The full construction of the 12 megawatt TKD building (Phases 1B and 1C) will cost approximately $1,495 per NRSF.

(3)

Pre-construction projects are projects in the design and permitting stage. Construction will commence upon receipt of the applicable permits. The estimated completion dates are subject to change based on timing of final design and permitted approvals.

(4)

In addition to new development and incremental capacity in existing core and shell buildings, we have land adjacent to our NY2 facility, in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.

(5)

We have an estimated $14.6 million in deferred expansion capital under construction at multiple properties as of December 31, 2018, of which $6.7 million has been incurred to-date. We estimate approximately $35 million of additional deferred expansion capital may be required in the future to support existing or anticipated future customer utilization.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or	Market Price /
	Equivalents	Liquidation Value as of	Market Value
	Outstanding	Year Ended December 31, 2018	Equivalents
Common shares	36,709	$87.23	$3,202,099
Operating partnership units	11,575	87.23	1,009,711
Total equity			4,211,810
Total net principal debt outstanding(1)			1,133,901
Total enterprise value			$5,345,711

Net principal debt to enterprise value			21.2%

(1)	Net principal debt outstanding includes total principal debt outstanding net of $2.6 million of cash and cash equivalents.

Debt Summary(1)

			Outstanding as of:
		Maturity	December 31,	December 31,
Instrument	Rate	Date(2)	2018	2017
Revolving credit facility (3)	3.95%	4/19/2022	$211,500	$169,500
2020 Senior unsecured term loan (4)	3.37	6/24/2020	150,000	150,000
2021 Senior unsecured term loan (3)	3.90	2/2/2021	100,000	100,000
2022 Senior unsecured term loan (4)	3.65	4/19/2022	200,000	200,000
2023 Senior unsecured term loan (4)	4.01	4/19/2023	150,000	—
2023 Senior unsecured notes	4.19	6/15/2023	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	175,000	175,000
Total principal debt outstanding			1,136,500	944,500
Unamortized deferred financing costs			(5,677)	(4,930)
Total debt			$1,130,823	$939,570
Weighted average interest rate	3.85%

Floating rate vs. fixed rate debt			54% / 46%	52% / 48%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)

In accordance with the amended credit agreement, the maturity date of the revolving credit facility is April 2022, with a one-time extension option, which, if exercised, would extend the maturity date to April 2023.

(3)	The revolving credit facility and 2021 senior unsecured term loan interest rates are based on 1-month LIBOR at December 31, 2018, plus applicable spread.
(4)	The interest rates for the 2020, 2022, and 2023 senior unsecured term loans include the impact of interest rate swaps associated with a portion of the outstanding 1-month LIBOR variable rate debt.

Debt Maturities

Quarter Ended December 31, 2018

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Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Interest expense and fees	$10,894	$10,143	$7,241	$38,751	$25,753
Amortization of deferred financing costs	614	637	445	2,370	1,676
Capitalized interest	(2,060)	(1,347)	(1,051)	(5,595)	(3,282)
Total interest expense	$9,448	$9,433	$6,635	$35,526	$24,147

Percent capitalized	17.9%	12.5%	13.7%	13.6%	12.0%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		December 31,		September 30,		June 30,		March 31,		December 31,
	Required Compliance	2018		2018		2018		2018 (1)		2017

Fixed charge coverage ratio(2)	Greater than 1.50x	7.0	x	7.4	x	7.9	x	8.6	x	6.5	x
Total indebtedness to gross asset value	Less than 60%	25.3%		24.8%		24.3%		26.8%		26.7%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

Revolving credit facility availability		$450,000		$450,000		$450,000		$450,000		$350,000
Borrowings outstanding		(211,500)		(154,500)		(111,964)		(66,500)		(169,500)
Outstanding letters of credit		(4,879)		(4,879)		(4,879)		(4,879)		(4,879)
Current availability		$233,621		$290,621		$333,157		$378,621		$175,621

(1)

During April 2018, we amended our credit agreement which increased our revolving credit facility availability by $100 million and we entered into a new five-year $150 million senior unsecured term loan maturing in April 2023, which was used to pay down a portion of the current revolving facility balance. The revolving credit facility availability, borrowings outstanding, and current availability as of March 31, 2018, have been adjusted to reflect these subsequent debt financing transactions.

(2)

During April 2018, we amended our credit agreement which reduced the required compliance on our fixed charge coverage ratio to greater than 1.50x for our revolving credit facility and senior unsecured term loans. During June 2018, we amended our senior unsecured note agreements to incorporate the same changes made within our credit agreement. Prior to these amendments, the required compliance on our fixed charge coverage ratio was greater than 1.70x for our revolving credit facility and senior unsecured term loans and notes.

Quarter Ended December 31, 2018

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Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q4 2018	Annualized
Operating Income	$35,366	$141,464
Adjustments:
Depreciation and amortization	36,035	144,140
General and administrative (includes litigation expenses)	10,534	42,136
Net Operating Income	$81,935	$327,740

Cash Net Operating Income (Cash NOI)
Net Operating Income	$81,935	$327,740
Adjustments:
Straight-line rent	521	2,084
Amortization of above and below-market leases	(86)	(344)
Cash NOI	$82,370	$329,480

Cash NOI with backlog (88.3% leased)(1)	$85,089	$340,356
Cash stabilized NOI (93% leased)	$89,618	$358,472

Development Projects

Data Center Projects Under / Pre- Construction
TKD construction in progress(2)	$166,386
Remaining spend(2)	363,814
Total	$530,200

Targeted annual yields	12 - 16%
Annualized pro forma NOI range	$63,600 - 84,800

Other Assets and Liabilities

Other Assets
Remaining construction in progress(3)	$99,535
Cash and cash equivalents	2,599
Accounts and other receivables	18,464
Other tangible assets	30,179
Total other assets	$150,777

Liabilities
Principal debt	$1,136,500
Accounts payable, accrued expenses and other liabilities	126,987
Accrued dividends and distributions	55,679
Total liabilities	$1,319,166

Weighted average common shares and units - diluted	48,088

(1)	Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of December 31, 2018, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended December 31, 2018

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2019 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

		2019			Implied
	Low	High	Mid	2018	Growth(1)
Net income attributable to common shares	$2.15	$2.25	$2.20	$2.22	(0.9)%
Real estate depreciation and amortization	3.06	3.06	3.06	2.84
FFO per common share and OP unit	$5.21	$5.31	$5.26	$5.06	4.0%

Projected operating results:
Total operating revenues	$580,000	$590,000	$585,000	$544,392	7.5%
Interconnection revenues	74,000	77,000	75,500	69,709	8.3
General and administrative expenses	42,000	44,000	43,000	40,090	7.3

Net Income	$104,000	$109,000	$106,500	$106,763	(0.2)%
Depreciation and amortization	153,000	153,000	153,000	141,633	8.0
Other adjustments(2)	59,000	59,000	59,000	47,722	23.6
Adjusted EBITDA	$316,000	$321,000	$318,500	$296,118	7.6%

Guidance drivers:
Annual rental churn rate	6.0%	8.0%	7.0%	7.7%
Cash rent growth on data center renewals	2.0%	4.0%	3.0%	3.6%
Capitalized interest	20.0%	24.0%	22.0%

Capital expenditures:
Data center expansion	$380,000	$415,000	$397,500	$246,728
Non-recurring investments	5,000	10,000	7,500	5,886
Tenant improvements	5,000	10,000	7,500	5,470
Recurring capital expenditures	10,000	15,000	12,500	11,304
Total capital expenditures	$400,000	$450,000	$425,000	$269,388

(1)	Implied growth is based on the midpoint of 2019 guidance.
(2)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

Quarter Ended December 31, 2018

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Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Plus / Less: Net straight line rent adjustments (lessor revenue and lessee expense)
8.	Plus / Less: Net amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended December 31, 2018

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Appendix

Data Center Leasing Metrics

•

Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended December 31, 2018

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Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

GAAP Annualized Rent

Represents the monthly average contractual rent as stated on customer contracts, multiplied by 12. This amount is inclusive of any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended December 31, 2018

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Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the Company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs based on estimated NRSF and power design and are subject to market conditions and build-out specifications and may vary.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2016, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2016. The turn-key same-store space as of December 31, 2016, is 1,744,564 NRSF. We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended December 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	27